Exhibit 10.3

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (together with all exhibits, schedules, and attachments hereto (the “Exhibits”), as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of February 11, 2021, is entered into by and among (i) ION Geophysical Corporation (“ION”) and each of its subsidiaries identified on the signature pages hereto (the “Subsidiary Guarantors” and together with ION, the “Company”); and (ii) PNC Bank, National Association (“PNC”), in its capacity as agent and as lender under the Credit Agreement (as defined below). The Company and PNC are referred to herein as the “Parties” and each individually as a “Party”. Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Supporting Noteholder Restructuring Support Agreement (as defined below).

RECITALS

WHEREAS, the Company is party to that certain Revolving Credit and Security Agreement, dated as of August 22, 2014 (as amended, restated, amended and restated, extended, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the lenders from time to time a party thereto, and PNC, as agent for such lenders;

WHEREAS, the Company and certain holders (collectively, the “Supporting Noteholders”) of the Company’s outstanding 9.125% Senior Secured Second Priority Notes due December 2021 (the “Existing Second Lien Notes”) have agreed to implement out-of-court Restructuring Transactions for the Company in accordance with, and subject to the terms and conditions set forth in, a Restructuring Support Agreement dated as of December 23, 2020 (such agreement, the “Supporting Noteholder Restructuring Support Agreement” and such Restructuring Transactions, the “Restructuring Transactions”);

WHEREAS, in connection with the Restructuring Transactions, the Company is required to enter into this Agreement with PNC; and

WHEREAS, the Parties desire to express to one another their mutual support and commitment in respect of the matters discussed herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1.     Certain Definitions; Rules of Construction. Unless otherwise specified, references in this Agreement to any Section or clause refer to such Section or clause as contained in this Agreement. The words “herein”, “hereof”, and “hereunder” and other words of similar import in this Agreement refer to this Agreement as a whole, and not to any particular Section or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter genders. The words “including”, “includes”, and “include” shall each be deemed to be followed by the words “without limitation”. For purposes of this Agreement, the following terms shall have the following meanings:

(a) ”Closing Date” means the date of the consummation of the Restructuring Transactions contemplated by the Supporting Noteholder Restructuring Support Agreement and the consummation of the Credit Agreement Amendment.

(b) “Restructuring Support Period” means, with reference to any Party, the period commencing on the Restructuring Support Effective Date and ending on the earlier of (i) the Closing Date; and (ii) the date on which this Agreement is terminated in accordance with Section 5 hereof.

Section 2.     [Reserved].

Section 3.     Agreements of PNC.

(a)     Support of Restructuring Transactions. PNC agrees that, for the duration of the Restructuring Support Period, PNC shall:

(i)     support the consummation of the Restructuring Transactions,

(ii)     not (A) object to, delay, impede, or take any other action to interfere with implementation of the Restructuring Transactions; (B) take any action, including initiating any legal proceedings or enforcing rights as agent or as lender, that is inconsistent with this Agreement or the Restructuring Transactions, or that would, in any material respect, prevent, interfere with, delay, postpone or impede the implementation or consummation of the Restructuring Transactions; or (C) directly or indirectly seek, propose, support, assist, encourage, solicit, engage in, file, or otherwise participate in any negotiations or discussions regarding, vote for, or formulate, any Alternative Transaction (as defined in the Supporting Noteholder Restructuring Support Agreement);

(iii)     (A) support, and take all commercially reasonable actions necessary to facilitate the implementation and consummation of the Restructuring Transactions, solely to the extent related to the Obligations (as defined in the Credit Agreement); (B) not take any action that is inconsistent with the implementation or consummation of the Restructuring Transactions; and (C) take such action (including executing and delivering any Restructuring Documents) as may be reasonably necessary to implement or consummate the Restructuring Transactions, solely to the extent related to the Obligations (as defined in the Credit Agreement); and

(iv)     on the Closing Date, enter into an amendment to the Credit Agreement which shall, among other things, amend the Credit Agreement consistent with the terms set forth on Exhibit A, and which shall otherwise be in form and substance reasonably satisfactory to PNC, the Company and the Requisite Supporting Noteholders (as defined in the Supporting Noteholder Restructuring Support Agreement) (the “Credit Agreement Amendment”).

(b)     Rights of PNC Unaffected. Nothing contained herein shall limit (i) the rights of PNC under any applicable bankruptcy, insolvency, foreclosure, or similar proceeding, so long as the exercise of any such right is not inconsistent with PNC’s obligations hereunder; (ii) subject to Section 3(a), Section 3(c) and Section 5 hereof, any right of PNC under (x) the Credit Agreement and (y) any other applicable agreement, instrument, or document that gives rise to PNC’s rights with respect to the Company; (iii) the ability of PNC to consult with the Company; or (iv) the ability of PNC to enforce any right, remedy, condition, consent, or approval requirement under this Agreement or the Credit Agreement Amendment. Nothing contained in this Agreement shall amend, waive, or modify the Credit Agreement or constitute the amendment or waiver of any Party’s rights and remedies thereunder.

(c)     Transfers. PNC agrees that, for the duration of the Restructuring Support Period, PNC shall not sell, transfer, assign, or otherwise dispose of (including by participation), directly or indirectly, in whole or in part, any of its rights under the Credit Agreement (a “Transfer”), unless the transferee of thereof (the “Transferee”) agrees in writing, for the benefit of the Parties, to become bound by all of the terms of this Agreement as if an original party hereto; provided, that in no event shall any such Transfer relieve PNC from liability for its breach or non-performance of its obligations hereunder prior to the date of such joinder. PNC agrees that any Transfer that does not comply with the terms and procedures set forth in this Section 3 shall be deemed void ab initio, and the Company shall have the right to enforce the voiding of such Transfer and the terms hereof.

Section 4.     Agreements of the Company. Subject to Section 21(a) hereof, the Company, jointly and severally, agrees that, for the duration of the Restructuring Support Period, unless otherwise consented to or waived in writing by PNC, the Company shall use reasonable efforts to:

(a)      comply with its covenants in, and otherwise perform its obligations under, the Supporting Noteholder Restructuring Support Agreement; and

(b)      on the Closing Date, enter into the Credit Agreement Amendment

Section 5.     Termination of Agreement.

(a)     PNC Noteholder Termination Events. Upon written notice (the “PNC Termination Notice”) from PNC delivered in accordance with Section 19 hereof, PNC may terminate this Agreement at any time after the occurrence, and during the continuation, of any of the following events (each, a “PNC Termination Event”):

(i)     the breach in any material respect by the Company of any of their covenants, obligations, representations, or warranties contained in this Agreement or the Supporting Noteholder Restructuring Support Agreement, and, to the extent such breach is curable, such breach remains uncured for a period of five (5) Business Days from the date the Company receives a PNC Termination Notice; provided, that, if such breach under the Supporting Noteholder Restructuring Support Agreement is waived by the Supporting Noteholders, such breach shall not be a PNC Termination Event;

(ii)     the issuance by any Governmental Authority, including the SEC or any other regulatory authority or court of competent jurisdiction, of any ruling, decision, judgment, or order enjoining or otherwise preventing the consummation of a material portion of the Restructuring Transactions or requiring the Company to take actions inconsistent in any material respect with this Agreement or the Restructuring Documents, unless such ruling, judgment, or order has been stayed, reversed, or vacated within five (5) Business Days after the date of such issuance;

(iii)     any condition to closing in Section 8(a) hereof would no longer be able to be satisfied (and would not be susceptible to cure or redress using commercially reasonable efforts);

(iv)     the Company proposes, supports, or publicly announces its intention to pursue or support an Alternative Transaction (as defined in the Supporting Noteholder Restructuring Agreement);

(v)     the occurrence of a default or event of default under the Indenture or the Credit Agreement, to the extent not waived in accordance with the terms thereof; and

(vi)     the Closing Date has not occurred on or before April 15, 2021.

(b)     Company Termination Events. The Company may terminate this Agreement as to all Parties (unless otherwise provided below in this Section 5(b)), upon written notice (the “Company Termination Notice”) delivered in accordance with Section 19 hereof, upon the occurrence, and during the continuation, of any of the following events (each, a “Company Termination Event”):

(i)     the breach in any material respect by PNC of its covenants, obligations, representations, or warranties contained in this Agreement, which breach remains uncured for a period of five (5) Business Days from the date of receipt of a Company Termination Notice, provided, that at the Company’s election;

(ii)     the issuance by any Governmental Authority, including the SEC or any other regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of a material portion of the Restructuring Transactions, unless, in each case, such ruling, judgment, or order has been issued at the request of the Company, or, in all other circumstances, such ruling, judgment or order has been stayed, reversed, or vacated within five (5) Business Days after such issuance;

(iii)     if the necessary Stockholder Approvals are not obtained at the Special Meeting; or

(iv)     the Company becomes a debtor in an involuntary case under the Bankruptcy Code that is not dismissed within thirty (30) days after the commencement thereof.

(c)     Mutual Termination. This Agreement may be terminated by mutual written agreement among the Company and PNC.

(d)     Automatic Termination. This Agreement shall automatically terminate upon the Closing Date.

Section 6.     Good Faith Cooperation; Further Assurances; Acknowledgement. Each Party shall cooperate with one another in good faith and shall coordinate their activities with one another (to the extent practicable and subject to the terms hereof) in respect of (a) all matters concerning the negotiation and implementation of the Restructuring Transactions; and (b) the pursuit and support of the Restructuring Transactions. Furthermore, subject to the terms hereof, each of the Parties shall take such actions as may be reasonably necessary to carry out the purposes and intent of this Agreement and the Restructuring Transactions and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement and the Restructuring Transactions.

Section 7.     Representations and Warranties.

(a)     Each of the Company and PNC severally as to itself only (and not jointly), represents and warrants to the other Party that the following statements are true and correct as of the date hereof:

(i)     it is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate, partnership, limited liability company, or similar power and authority to enter into this Agreement and perform its obligations under, and carry out the Restructuring Transactions, and the execution and delivery of this Agreement by such Party and the performance of such Party’s obligations under this Agreement have been duly authorized by all necessary corporate, limited liability company, partnership, or other similar action on its part; and

(ii)     this Agreement is the legally valid and binding obligation of such Party, enforceable in accordance with its terms.

(b)     PNC represents and warrants that, as of the date hereof:

(i)     it is the sole lender and agent under the Credit Agreement;

(ii)     it has made no prior assignment, or other Transfer of, and has not entered into any other agreement to assign, sell or otherwise Transfer, in whole or in part, any portion of its right, title, or interests under the Credit Agreement; and

(iii)     the execution, delivery and performance by such Party of this Agreement does not and will not, as applicable, (A) violate Applicable Law relevant to it or any of its Subsidiaries or its charter or bylaws (or other similar governing documents), or those of any of its Subsidiaries; (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contract to which it or any of its Subsidiaries is a party, or (C) require the consent of any Person or Governmental Authority, other than the Stockholders Approval.

(c)     No Other Representations. Except for the representations and warranties contained in this Section 7, PNC makes no other representation or warranty, express or implied.

(d)     The Company represents and warrants that, as of the date hereof:

(i)     Litigation. Except as otherwise disclosed in the Company Filed SEC Documents (as defined below), there is no material proceeding, claim, or investigation pending before any court, regulatory body, tribunal, agency, Governmental Authority, or regulatory or legislative body or, to the best of the Company’s knowledge, threatened against the Company or any of its properties that, individually or in the aggregate, could reasonably be expected to cause a Material Adverse Change or impair the Company’s ability to perform its covenants and obligations hereunder.

(ii)     Capitalization. Except as otherwise disclosed in the Company Filed SEC Documents (as defined below):

(1)     As of the date hereof, the authorized capital stock of the Company consists of 26,666,667 million shares of Common Stock and 5,000,000 million shares of Preferred Stock. As of the date hereof, (i) 14,981,513 shares of Common Stock were issued and outstanding, (ii) no shares of Common Stock were held by the Company or by any of the Company’s Subsidiaries, (iii) 602,004 shares of Common Stock were reserved for issuance pursuant to outstanding Company Options, (iv) 900,889 shares of Common Stock were reserved for issuance pursuant to the Option Plans, and (vi) no shares of Preferred Stock were issued, reserved for issuance or outstanding. Except as set forth above, as of such date, 16,484,406 shares of capital stock or other equity or voting securities of the Company are issued, reserved for issuance or outstanding. 14,981,513 outstanding shares of capital stock of the Company are, and 1,502,893 shares of Common Stock which may be issued will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other Indebtedness or debt securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as required under this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries or any securities of the type described in the two immediately preceding sentences, except under employment arrangements entered into prior to the date hereof.

(2)     All of the outstanding Equity Interests of ION were duly authorized for issuance and validly issued, fully paid, and non-assessable. Except to be issued pursuant to this Agreement and Restructuring Documents, there is no existing option, warrant, call, right, or Contract of any character to which ION is a party or as to which ION has knowledge requiring, and there are no securities of ION outstanding which upon conversion or exchange would require, the issuance of any equity interest of ION or other securities convertible into, exchangeable for or evidencing the right to subscribe for Equity Interests of ION.

(3)     All of the outstanding Equity Interests of ION’s Subsidiaries were duly authorized for issuance and validly issued, fully paid, and non-assessable. ION owns, directly or indirectly, 100% of the ownership interests in each of its Subsidiaries free and clear of any and all Liens, except for Permitted Liens and Liens arising under the Indenture and/or the Credit Agreement as of the date of this Agreement. There is no existing option, warrant, call, right, or Contract of any character to which any of ION’s Subsidiaries is a party or as to which ION or ION’s Subsidiaries have knowledge requiring, and there are no securities of any of ION’s Subsidiaries outstanding which upon conversion or exchange would require, the issuance of any Equity Interests of any of ION’s Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Interests of any of ION’s Subsidiaries.

(iii)     Neither ION nor any of its Subsidiaries is in material breach of, or default under, any Debt Document, and there exists no event of default or circumstance that would, with the passage of time or the giving of notice or both, result in a default or event of default, under any Debt Document, except as disclosed in writing to PNC prior to the date of the Agreement.

(iv)     None of the execution and delivery by the Company of this Agreement or the Restructuring Documents, the consummation of the Restructuring Transactions, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any breach of, violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of: (A) the Organizational Documents; (B) any Contract or Permit to which the Company is a party or by which the Company or any of its respective properties or assets is bound; (C) any Order applicable to the Company or any of the properties or assets of the Company as of the date hereof; (D) any Applicable Law relevant to it or any of its Subsidiaries; or (E) other than as set forth in Exhibit H attached hereto, require the consent of any Person or Governmental Authority, other than the Stockholder Approvals.

(v)     Company Filed SEC Documents. The Company has filed with or furnished to the SEC, on a timely basis, all forms, reports, statements, certifications, schedules, and other documents required to be filed (or that would be required to be filed if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act) with the SEC or furnished to the SEC by the Company since January 1, 2020, under the Securities Act or the Exchange Act (all such forms, reports, statements, certifications, schedules, and other documents filed, together with any documents so filed or furnished during such period on a voluntary basis, as the same may have been amended since their filing, collectively, the “Company Filed SEC Documents”). As of their respective dates, the Company Filed SEC Documents (as amended, if applicable) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed or furnished. At the time filed with or furnished to the SEC (or if amended prior to the date hereof, as of the date of such amendment), none of the Company Filed SEC Documents (as amended, if applicable) contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company Filed SEC Documents (including the related notes and schedules thereto) presented fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates and for the periods reflected therein in accordance with GAAP, subject, in the case of financial statements other than the Company’s audited annual financial statements, to year-end adjustments, and the absence of footnotes. As of the date of this Agreement, there are no outstanding unresolved comments received from the staff of the SEC with respect to the Company Filed SEC Documents. As of the date of this Agreement, to the knowledge of the Company, none of the Company Filed SEC Documents is the subject of ongoing SEC review or investigation. None of the Company’s Subsidiaries is required to file periodic reports with the SEC.

(vi)     Proxy and Registration Statements. The Company Proxy Statements and the Registration Statements, and any amendments or supplements thereto will, when filed, comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, as applicable.

At the time of filing the Company Proxy Statements and the Registration Statements with the SEC, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and Supporting Noteholders, at the time such stockholders vote on the Company Stockholder Approvals or purchase shares pursuant to the Rights Offering or the Supporting Noteholders vote on the Consent or tender into the Exchange Offer, as applicable, the Company Proxy Statements and the Registration Statements, as supplemented or amended, if applicable, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(vii)     Property. Each of the Company and its Subsidiaries has good and marketable title to its property that is owned real property and good and valid title to all of its other property, free and clear of all liens, charges and encumbrances except for Permitted Liens or as could not, individually or in the aggregate, reasonably be expected to have an adverse and material effect on the ability of the Company and its Subsidiaries, taken as a whole, to conduct their businesses in the ordinary course of business consistent with past practices.

(viii)     Permits. The Company and each of its Subsidiaries possess all permits and licenses of governmental authorities that are required to conduct its business, except for such permits or licenses the absence of which could not, individually or in the aggregate, reasonably be expected to have an adverse and material effect on the ability of the Company and its Subsidiaries taken as a whole, to conduct their businesses in the ordinary course of business consistent with past practices.

(ix)     Material Indebtedness. The Company Filed SEC Documents set forth all material Indebtedness of the Company and its Subsidiaries (excluding any accrued expenses and trade payables). Neither the Company nor any of its Subsidiaries are in default in the payment of any material Indebtedness or in default under any agreement relating to its material Indebtedness or under any mortgage, deed of trust, security agreement or lease to which it is a party.

(x)     Compliance with Law. The Company is not (a) in violation of any applicable laws in any material respect, or (b) subject to or in default with respect to any judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other Governmental Authority in any material respect. Except as otherwise disclosed in the Company SEC Filed Document, during the past three years there has been no claim, suit, action, audit, investigation, inquiry or other proceeding pending or, to the Company’s Knowledge threatened against or affecting the Company, any of its subsidiaries or any Person that the Company or any such subsidiary has agreed to indemnify in respect thereof that would have any material adverse impact on the Company. The Company is not, and, to the Company’s knowledge, no director, officer, agent, employee or Affiliate of the Company is (a) currently subject to, nor unlawfully conducting business with the subject of, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), or (b) listed, nor unlawfully conducting business with any person or entity listed, on any sanctions list administered by OFAC (a “Blocked Person”).

Neither the Company nor any of its Affiliates or representatives, have taken any act that would cause any Company, as of the Closing Date, to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, or any other anti- corruption or anti-bribery laws or regulations applicable to any Company as of the date hereof (collectively, the “Anti-Corruption Laws”). Without limiting the generality of the foregoing, neither the Company nor any of its Affiliates or representatives have taken any act in violation of Anti-Corruption Laws in furtherance of a payment, an offer, a promise to pay, or an authorization or ratification of a payment of any gift, money or anything of value (a) to any employee or official of any Governmental Authority, or political party or party official (collectively, a “Government Official”) or any person or entity while knowing or having reasonable grounds to believe that all or a portion of that payment will be passed on to a Government Official to obtain or retain business, or (b) to secure an improper advantage. To the Company’s knowledge there is no investigation of, or request for information from, the Company by law enforcement officials regarding a violation or potential violation of the Anti-Corruption Laws. The Company and its Affiliates have received no written allegation and conducted no internal investigation related to a violation or potential violation of the Anti-Corruption Laws. The Company has established and continues to maintain reasonable internal controls and procedures intended to ensure compliance with the Anti-Corruption Laws, including an anti-corruption compliance policy. To the Company’s knowledge, none of the officers, directors, employees, agents or members of any Company are or were Government Officials. No Government Official, Governmental Authority, or Blocked Person owns an interest, whether direct or, to the Company’s knowledge, indirect, legal or beneficial, in any Company or has or will receive any legal or beneficial interest in payments made to the Company pursuant to this Agreement.

The Company is in material compliance with, and in the past have materially complied with, all applicable laws and regulations relating to the prevention of money laundering of any governmental entity applicable to them or their property or in respect of their operations (“Money Laundering Laws”), including all applicable financial recordkeeping, know-your-customer and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended. No action, suit or proceeding by or before any governmental entity or any arbitrator involving the Company respect to the Money Laundering Laws is pending or, to the Company’s knowledge threatened.

(xi)     Sarbanes-Oxley. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company’s recent filings under the Exchange Act, including, without limitation, the Company’s Form 10-K for its fiscal year ended December 31, 2019, Form 10-Q for the quarter ended September 30, 2020, and all Form 8-K’s filed during calendar 2020 (the “SEC Reports”), and the Company has delivered to PNC a summary of any disclosure made by the Company’s management to the Company’s auditors and audit committee referred to in such certifications. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act. The Company has (A) designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d- 15(e) under the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to its principal executive officer and principal financial officer; (B) designed internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (C) evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable SEC Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation; and (D) to the extent required by applicable Law, disclosed in such report or amendment any change in the Company’s internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xii)     Taxes. All material tax returns and reports of the Company required to be filed by it have been timely filed, and all material taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon the Company and upon its properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally accepted accounting principles.

(xiii)     Insurance. The Company and its Subsidiaries are covered by valid and currently effective insurance policies issued in favor of the Company that are customary for companies of similar size and financial condition. To the knowledge of the Company, all such policies are in full force and effect, all premiums due thereon have been paid.

(xiv)     Labor. No labor organization or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, or to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. No organizing activity, strike, work stoppage, slowdown, lockout, arbitration or grievance against the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened or reasonably anticipated that could reasonably be expected to result in any material liability of the Company. There are no actions, suits, claims, labor arbitrations or grievances pending or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any current or former employee of the Company or any of its Subsidiaries, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, could (individually or in the aggregate) reasonably be expected to result in any material liability to the Company. None of the Company or any of its Subsidiaries is presently a party to, or bound by, any collective bargaining agreement or union contract with respect to their current or former employees and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries.

(xv)     Brokers. No broker, investment banker, financial advisor or other Person, other than Oppenheimer & Co., Inc. and Bjarte Bruheim, the fees and expenses of which shall be paid by the Company (and copies of whose engagement letters and a calculation of the fees that would be due thereunder has been provided to PNC),is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

(xvi)     Other Liabilities. The Company does not have any non-de minimis Liabilities except for (A) Liabilities or obligations reflected or reserved against in the most recent audited and unaudited consolidated financial statements included in the most recent Company Filed SEC Documents filed by the Company; and (B) Liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the latest balance sheet included in the Company Filed SEC Documents.

(xvii)     Valid Obligations. The Restructuring Documents will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(xviii)     Board Approval. The Board of Directors, at a meeting duly called and held, has by unanimous vote of those directors present, (A) determined that this Agreement and the transactions contemplated hereby are advisable and (B) resolved to recommend that the holders of shares of Common Stock approve the Company Stockholder Approvals.

(xix)     DGCL 203. The Board of Directors of the Company has taken all necessary action so that no “fair price,” “moratorium,” “control share acquisition,” or other anti-takeover statute or similar statute or regulation, including Section 203 of the DGCL, applies to this Agreement or any of the transactions contemplated hereby.

(xx)     New Second Lien Convertible Notes. The New Second Lien Convertible Notes to be issued by the Company will, on the Closing Date, be in the form contemplated by the New Second Lien Convertible Notes Indenture, will be subject to an intercreditor agreement reasonably satisfactory to PNC, will have been duly authorized for issuance and sale pursuant to this Agreement and the New Second Lien Convertible Notes Indenture and will have been duly executed by the Company and, when authenticated in the manner provided for in the New Second Lien Convertible Notes Indenture and delivered to the Supporting Noteholders in connection with the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the New Second Lien Convertible Notes Indenture. The guarantees of the New Second Lien Convertible Notes on the Closing Date will be in the form contemplated by the New Second Lien Convertible Notes Indenture and will have been duly authorized for issuance pursuant to this Agreement and the New Second Lien Convertible Notes Indenture; the guarantees of the New Second Lien Convertible Notes, on the Closing Date, will have been duly executed by each of the guarantors and, when the New Second Lien Convertible Notes have been authenticated in the manner provided for in the New Second Lien Convertible Notes Indenture and issued and delivered to the Supporting Noteholders in connection with the Exchange Offer, the guarantees of the New Second Lien Convertible Notes will constitute valid and binding agreements of the guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

Section 8.     Conditions to Effectiveness.

(a)     Conditions Precedent to Effectiveness. This Agreement shall become effective upon the satisfaction in full of each of the following conditions (the first date upon which all such conditions have been satisfied being herein called the “Restructuring Support Effective Date”):

(i)     Each of the Parties shall have executed this Agreement; and

(ii)     the representations and warranties of each of the Parties set forth in this Agreement shall be true and correct, in each case, on and as of the date hereof (it being understood that, for the avoidance of doubt, (A) such representations and warranties may be qualified by disclosure schedules related thereto and may be qualified by materiality; and (B) to the extent that such representations and warranties related solely to an earlier date, such representations and warranties shall be true and correct as of such earlier date).

Section 9.      Amendments and Waivers. Except as provided in Section 5, this Agreement may not be modified, amended, or supplemented except in a writing signed by the Company and PNC.

Section 10.     Effectiveness. This Agreement shall become effective and binding upon each Party upon the Restructuring Support Effective Date.

Section 11.   GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT, DISPUTE, OR PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND WAIVE ANY OBJECTIONS AS TO VENUE OR INCONVENIENT FORUM. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.     Specific Performance/Remedies. Subject to the Parties’ termination rights provided herein, each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause other Parties to sustain damages for which such Parties would not have an adequate remedy at law for money damages, and therefore each Party agrees that in the event of any such breach, in addition to any other remedy to which such nonbreaching Party may be entitled, at law or in equity, such nonbreaching Party shall be entitled, to the extent available, to the remedy of specific performance of such covenants, including without limitation, to seek the order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

Section 13.     Survival. Notwithstanding the termination of this Agreement pursuant to Section 5 hereof, the agreements and obligations of the Parties in this Section 13, Section 12, Section 13, Section 15, Section 16, Section 17, Section 20, Section 21, and Section 22 hereof shall survive such termination and shall continue in full force and effect in accordance with the terms hereof.

Section 14.     Headings. The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

Section 15.     Successors and Assigns; Severability; Several Obligations. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives; provided, however, that nothing contained in this Section 15 shall be deemed to permit sales, assignments, or other Transfers of the Claims other than in accordance with Section 3(c) of this Agreement. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect; provided, however, that nothing in this Section 15 shall be deemed to amend, supplement, or otherwise modify, or constitute a waiver of, any PNC Termination Event or any Company Termination Event.

Section 16.     No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other Person shall be a third-party beneficiary hereof.

Section 17.     Prior Negotiations; Entire Agreement. This Agreement, including any exhibits and schedules hereto, constitutes the entire agreement of the Parties, and supersedes all other prior negotiations and agreements, with respect to the subject matter hereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and PNC shall continue in full force and effect.

Section 18.     Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, e-mail, or otherwise, which shall be deemed to be an original for the purposes of this Section 18.

Section 19.     Notices. All notices, requests, demands, document deliveries, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given, provided or made (a) when delivered personally; (b) when sent by electronic mail (“e-mail”); or (c) two (2) Business Days after deposit with an overnight courier service, with postage prepaid to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice):

If to the Company:

ION Geophysical Corporation

2105 CityWest Blvd., Suite 100

Houston, Texas 77042-2839

Attn: Matthew Powers

Phone: 713-366-7226

Email: matt.powers@iongeo.com

with a copy to (which shall not constitute notice):

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

Attn:     Eric Johnson

Phone: 713-651-2647

Fax:     713-651-2700

Email: JEJohnson@winston.com

If to PNC:

PNC Bank, National Association 2100 Ross Avenue, Suite 1850 Dallas, Texas 75201

Attention: Relationship Manager (Ion)

Telephone: (214) 871-1237

Facsimile: (214) 871-2015

with a copy to:

PNC Bank, National Association

PNC Agency Services PNC

Firstside Center

500 First Avenue, 4th Floor

Pittsburgh, Pennsylvania 15219

Attention: Lisa Pierce

Telephone: (412) 762-6442

Facsimile: (412) 762-8672 with a copy (which shall not constitute notice) to:

Holland & Knight LLP

200 Crescent Court, Suite 1600

Dallas, Texas 75201

Attention: Anthony Herrera, Esq.

Telephone: (214) 964-9476

Facsimile: (214) 964-9501

Section 20.     Reservation of Rights; No Admission. Subject to and except as expressly provided in this Agreement or in any amendment thereof agreed upon by the Parties pursuant to the terms hereof, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its claims against any of the other Parties (or their respective Affiliates or Subsidiaries). Without limiting the foregoing sentence in any way, if the Restructuring Transactions is not consummated, or if this Agreement is terminated for any reason, nothing in this Agreement shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses, and the Parties expressly reserve any and all of their respective rights, remedies, claims, and defenses. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other Applicable Law, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as, or be deemed to be, evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

Section 21.     Fiduciary Duties.

(a)     Notwithstanding anything to the contrary herein, (i) nothing in this Agreement shall require the Company or any directors or officers of the Company to take any action, or to refrain from taking any action, that would breach, or be inconsistent with, its or their fiduciary obligations under Applicable Law; and (ii) to the extent that such fiduciary obligations require the Company or any directors or officers of the Company to take any such action, or refrain from taking any such action, they may do so without incurring any liability to any Party under this Agreement; provided, however, that nothing in this Section 21 shall be deemed to amend, supplement, or otherwise modify, or constitute a waiver of, any PNC Termination Event that may arise as a result of any such action or omission.

(b)     Notwithstanding anything to the contrary herein, nothing in this Agreement shall create any additional fiduciary obligations on the part of the Company or any directors or officers of the Company that did not exist prior to the execution of this Agreement.

Section 22.     Representation by Counsel. Each Party acknowledges that it has been represented by counsel with respect to this Agreement and the Restructuring Transactions. Accordingly, any Applicable Law that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. No Party shall be considered to be the drafter of this Agreement or any of its provisions for the purpose of any Applicable Law would, or might cause, any provision to be construed against such Party.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

ION GEOPHYSICAL CORPORATION

By: /s/ Mike Morrison

Name: Mike Morrison

Title: EVP & CFO

GX TECHNOLOGY CORPORATION

By: /s/ Mike Morrison

Name: Mike Morrison

Title: EVP & CFO

ION EXPLORATION PRODUCTS (U.S.A.)

By: /s/ Mike Morrison

Name: Mike Morrison

Title: Vice President

I/O MARINE SYSTEMS, INC.

By: /s/ Mike Morrison

Name: Mike Morrison

Title: Vice President

GX GEOSCIENCE CORPORATION, S. DE
R.L DE C.V.

By: /s/ Mike Morrison

Name: Mike Morrison

Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

By: /s/  Brad Miller

Name: Brad Miller

Title: Vice President

EXHIBIT A

Summary of Terms of Credit Agreement Amendment

●	Allow for the issuance and existence of the New Second Lien Convertible Notes, subject to an Intercreditor Agreement reasonably satisfactory to PNC;

●

Allow for a cash payment to the holders of Existing Second Lien Notes in an aggregate amount not to exceed $20 million (plus accrued and unpaid interest thereon) (as partial consideration for the exchange of the existing Second Lien Notes for the New Second Lien Convertible Notes); provided that payment to be made through cash on-hand or cash proceeds generated from the rights offering but not with the proceeds of Revolving Advances (as defined in the Credit Agreement);

●	Allow for repurchase or redemption of the New Second Lien Convertible Notes with the proceeds of the Rights Offering;

●	Allow for additional repurchases or redemption of New Second Lien Convertible Notes subject to Excess Availability (as defined in the Credit Agreement) of at least $20,000,000;

●	Allow for payments of interest on the New Second Lien Convertible Notes;

●	Allow the INOVA Transaction without requiring a prepayment under the Credit Agreement;

●

Waive any “Change of Control” Event of Default (as defined in the Credit Agreement) that would otherwise occur under the Credit Agreement as a result of the issuance of Common Stock and/or New Second Lien Convertible Notes in connection with the Rights Offering and Exchange Offer;

●

Waive any “Going Concern” Event of Default (as defined in the Credit Agreement) that would otherwise occur under the Credit Agreement as a result of the filing of the Company’s 2020 Form 10-K in February 2021;

●

Allow for the issuance and existence of a new series of Preferred Stock, issued to the New Second Lien Convertible Notes Trustee, which Preferred Stock provides the holders of New Second Lien Convertible Notes limited voting rights, pre-conversion, on an as if converted basis with the holders of Common Stock and the right to appoint two independent directors;

●

Amend the definition of “Change of Control” in the Credit Agreement to alleviate any Event of Default (as defined in the Credit Agreement) that would otherwise occur under the Credit Agreement by virtue of the conversion of the New Second Lien Convertible Notes into equity; and

●

Permit the existence of any “stub” portion of the existing Second Lien Notes in an amount not to exceed $6,050,000 and amend the definition of the “Term” (as defined in the Credit Agreement) to no longer spring to 9/15/21 so long as the Company has sufficient cash on hand on such date to pay/extinguish any remaining stub portion of the existing Second Lien Notes in full without using proceeds of Revolving Advances.